UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 30, 2024 (the “Effective Date”), the conditions to the effectiveness of the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (as may be amended from time to time, the “Plan”) were satisfied. The Plan was previously confirmed by the United States Bankruptcy Court for the Southern District of Texas, Houston Division in connection with the voluntary petitions (the “Chapter 11 Cases”) commenced by Audacy, Inc. (the “Company” or “Audacy”) and certain of its direct and indirect subsidiaries under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).

The Plan became effective on the Effective Date, and the Company emerged from the Chapter 11 Cases. In connection with the consummation of the Plan, the Company intends to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and continue as a private company.

Item 1.01. Entry into a Material Definitive Agreement.

Exit Credit Facility

On the Effective Date, the Company entered into an exit credit agreement (the “Exit Term Loan Credit Agreement”) with the lenders under the DIP Facility (as defined below) and certain lenders party to the Company’s pre-petition first-lien credit agreement. The Exit Term Loan Credit Agreement provides for term loans in an aggregate amount of $250.0 million consisting of (i) approximately $25.0 million in first-out exit term loans and (ii) approximately $225.0 million in second-out exit term loans, in each case subject to certain adjustment mechanisms (collectively, the “Exit Credit Facility”). The Exit Credit Facility also allows the Company to obtain a senior-secured revolver facility of up to $50.0 million.

The first-out exit term loans are secured by a lien on substantially all the Company’s assets as of the Effective Date (subject to customary limitations and exceptions), mature four years after the Effective Date, and accrue interest at a SOFR rate plus an applicable margin of 7.00%, subject to standard ARRC credit spread adjustments. The second-out exit term loans are secured on the same basis, but are subordinated in right of payment to, the first-out exit term loans, mature five years after the Effective Date and accrue interest at a SOFR rate plus an applicable margin of 6.00%, subject to standard ARRC credit spread adjustments.

The foregoing summary of the Exit Term Loan Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exit Term Loan Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Exit Receivables Facility

On the Effective Date, the Company amended its accounts receivable securitization facility (the “Exit Receivables Facility”) to, among other things, maintain the available financing limit of $100 million, introduce new financial covenants and provide a pledge of the equity of Audacy Receivables, LLC (“Audacy Receivables”), the special-purpose vehicle borrower thereunder. The Exit Receivables Facility includes entry into the following amendment documentation:

•

a Second Amended and Restated Receivables Purchase Agreement, by and among Audacy Receivables, the investors party thereto, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main (the “Agent”) and Audacy Operations, Inc. (the “Second A&R Receivables Purchase Agreement”);

•

a Second Amended and Restated Purchase and Sale Agreement, by and among Audacy Operations, Inc. (“Audacy Operations”), the originators party thereto and Audacy New York, LLC (the “Second A&R Purchase and Sale Agreement”);

•

a Second Amended and Restated Sale and Contribution Agreement, by and among Audacy Operations, Audacy New York, LLC (“Audacy NY”) and Audacy Receivables (the “Second A&R Sale and Contribution Agreement”);

•	a Second Amended and Restated Performance Guaranty, between Audacy and the Agent (the “Second A&R Performance Guaranty”); and

•	a Pledge Agreement, by Audacy NY in favor of the Agent (the “Pledge Agreement”).

The terms of the Exit Receivables Facility are substantially similar to the terms of the accounts receivable securitization facility in effect during the Chapter 11 Cases, except a pledge agreement was entered into by Audacy NY over the equity of Audacy Receivables, an entity that was previously party thereto as an originator is no longer party thereto, and certain new financial covenants were introduced, including a requirement to maintain tangible net worth at a level at least equal to 50% of the tangible net worth as determined after the Effective Date, and the requirement for the Company to maintain a minimum liquidity of $25.0 million

Unless earlier terminated or subsequently extended pursuant to the terms of the Second A&R Receivables Purchase Agreement, the revolving period under the Exit Receivables Facility will expire on January 1, 2026.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second A&R Receivables Purchase Agreement, the Second A&R Purchase and Sale Agreement, the Second A&R Sale and Contribution Agreement, the Second A&R Performance Guaranty and the Pledge Agreement, which are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, and incorporated herein by reference.

Warrant Agreements

On the Effective Date, the Company entered into two separate warrant agreements (the “Second Lien Warrant Agreements”) with Equiniti Trust Company LLC, as warrant agent. In accordance with the Plan and pursuant to the Second Lien Warrant Agreements, on the Effective Date, the Company issued warrants (the “Second Lien Warrants”) to purchase an aggregate number of 2,121,212 shares of Class A common stock, par value $0.01 (the “Class A Common Stock”) and Class B common stock, par value $0.01 (the “Class B Common Stock” and together with the Class A Common Stock, the “New Common Stock”), to holders of second lien claims. The Second Lien Warrants are exercisable within four years on a “cash” or “cashless” basis for 17.5% of the New Common Stock on a fully diluted basis at an equity value of $771.0 million. 15% of the total 17.5% tranche of Second Lien Warrants will have certain “Black-Scholes” protections for the first two (2) years after the Effective Date, and the remaining 2.5% of the total 17.5% tranche of Second Lien Warrants will not have Black-Scholes protections. The Second Lien Warrants provide that they will not be exercisable unless such exercise otherwise complies with applicable law, including the Communications Act of 1934, as amended, and the rules, regulations and policies of the Federal Communications Commission (“FCC”). The number of shares of New Common Stock for which a Second Lien Warrant is exercisable is subject to adjustment from time to time upon the occurrence of specified events, including a subdivision (by any equity security split, subdivision or otherwise) or combination (by any reverse equity security split, combination or otherwise) of the outstanding shares of New Common Stock and an equity security split effected by means of a stock or equity security dividend or distribution.

On the Effective Date, the Company also entered into a special warrant agreement (the “Special Warrant Agreement”) with the warrantholders party thereto. In accordance with the Plan and pursuant to the Special Warrant Agreement, on the Effective Date, the Company issued warrants (“Special Warrants”) to purchase an aggregate number of 807,293 shares of Class A Common Stock and Class B Common Stock, to certain holders of claims against the Company in connection with the Chapter 11 Cases on the Effective Date. At the time of issuance, the exercise of the Special Warrants was subject to certain foreign ownership restrictions imposed by the Federal Communications Commission (“FCC”). The Special Warrants, in addition to the New Common Stock, are subject to dilution on account of a management incentive plan to be adopted by the Board and the Second Lien Warrants.

The Special Warrants provide that they may not be exercised until the FCC has issued approvals to allow the Company’s aggregate foreign ownership to exceed 25 percent in the aggregate. The Company will apply for a declaratory ruling from the FCC to increase the level of foreign ownership of the Company that is permitted under applicable FCC rules. Pursuant to the Special Warrant Agreement, upon receipt of the declaratory ruling from the FCC, the Company will exchange New Common Stock for outstanding Special Warrants to the extent permitted by the declaratory ruling, subject to proration among the holders of such Special Warrants as set forth therein.

The foregoing descriptions of the Second Lien Warrant Agreements and the Special Warrant Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are attached hereto as Exhibits 10.7 and 10.8, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Debtor-in-Possession Credit Agreement

On the Effective Date, the Company’s $32.0 million Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “DIP Facility”) and all outstanding loans thereunder were converted into the Exit Credit Facility.

Old Credit Agreement

On the Effective Date, by operation of the Plan, all outstanding obligations under the Company’s pre-petition first-lien credit facility, which was comprised of a $227.3 million revolver, with an original stated maturity date of August 19, 2024, and a $632.4 million term loan, with a stated maturity date of November 17, 2024, were terminated.

Old 2027 and 2029 Notes

On the Effective Date, by operation of the Plan, all outstanding obligations under the Company’s (i) 6.500% senior secured second-lien notes in the aggregate principal amount of $460.0 million due on May 1, 2027 (the “2027 Notes”) and the indenture governing the 2027 Notes and (ii) 6.750% senior secured second-lien notes in the aggregate principal amount of $540.0 million due on March 31, 2029 (the “2029 Notes”) and the indenture governing the 2029 Notes, were terminated.

Item 1.03. Bankruptcy or Receivership.

The information set forth in the Introductory Note and Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Upon the effectiveness of the Plan on the Effective Date, all previously issued and outstanding equity interests in the Company were cancelled and extinguished without value and all of the Company’s equity award agreements under prior incentive plans, and the awards granted pursuant thereto, were extinguished, canceled and discharged and have no further force or effect.

On the Effective Date, in connection with the Company’s emergence from Chapter 11, the Company issued or will issue an aggregate of (i) 8,278,185 shares of Class A Common Stock, (ii) 914,522 shares of Class B Common Stock, (iii) 2,121,212 Second Lien Warrants and (iv) 807,293 Special Warrants, to the Company’s new equityholders in accordance with the terms of the Plan, the Restructuring Transaction Steps Memorandum (as defined in the Plan) and certain other agreements.

The issuance of the shares of New Common Stock, including the issuance of New Common Stock upon exercise of the Second Lien Warrants and Special Warrants, was or will be exempt, as the case may be, from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization) and Section 4(a)(2), Regulation D and/or Regulations S, as applicable.

The information contained in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Warrant Agreements” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.01, 3.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On the Effective Date, all previously issued and outstanding equity interests in the Company were cancelled and extinguished without value. Pursuant to the Plan, holders of claims under the Company’s pre-petition debt, including those lenders under the DIP Facility who elected to have their loans under the DIP Facility convert to loans under the Exit Credit Facility, received 100% of the New Common Stock.

The information set forth in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

Pursuant to the terms of the Plan, the following directors of the board of directors of Audacy (the “Board”), in their capacities as such, were deemed to have resigned or otherwise ceased to be directors of Audacy on the Effective Date (and any committees of the Board thereof) (collectively, the “Director Resignations”): (1) David J. Berkman, (2) Sean R. Creamer, (3) Joel Hollander, (4) Louise Kramer, (5) Mark R. LaNeve, (6) Roger Meltzer, (7) Susan K. Neely and (8) Joseph M. Field (Chairman Emeritus).

None of the directors resigned as a result of any disagreement with Audacy on any matter relating to its operations, policies or practices.

David J. Field, the Company’s current Chief Executive Officer and President, will remain as a member of the Board.

Appointment of Directors

On the Effective Date and pursuant to the terms of the Plan and the Shareholders’ Agreement (as defined below), immediately following the Director Resignations, the following individuals were appointed directors of Audacy: (1) Michael Del Nin, (2) Brian Lakamp, (3) Laura Molen, (4) Christy Tanner, (5) Kelli Turner and (6) James Wilson. These six directors, together with David J. Field, comprise the new board of directors of Audacy.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2024, in connection with consummation of the Plan, the Company effected a conversion from a Pennsylvania corporation to a Delaware corporation.

In addition, the Company adopted a new Certificate of Incorporation (“Certificate of Incorporation”) and new Bylaws (“Bylaws”). On the Effective Date, the Company and its shareholders also entered into a shareholders’ agreement (the “Shareholders’ Agreement”), which, together with the Certificate of Incorporation and Bylaws, sets forth certain rights and obligations of the holders of Class A Common Stock and the holders of Class B Common Stock.

Capital Stock. The Company’s authorized capital stock consists of 20,000,000 shares, consisting of (i) 14,500,000 shares designated as Class A Common Stock, $0.01 par value per share; and (ii) 5,500,000 shares designated as Class B Common Stock, $0.01 par value per share. Subject to the Shareholders’ Agreement, the shareholders may increase or decrease the number of authorized shares of New Common Stock by an affirmative vote of 70% of the holders of New Common Stock entitled to vote thereon. Each holder of Class B Common Stock is entitled to convert its shares of Class B into shares of Class A on a one-for-one basis subject to certain restrictions set forth in the Certificate of Incorporation.

Dividends. The holders of shares of New Common Stock will be entitled to dividends, if any, in the amounts and at the times declared by the Board in its discretion out of any assets or funds of the Company legally available for the payment of dividends.

Voting. Each holder of shares of the Class A Common Stock is entitled to one vote for each share of the Class A Common Stock on all matters presented to the shareholders of the Company. Holders of Class B Common Stock are not permitted to vote on any matters presented to the shareholders of the Company, other than matters that modify any rights or obligations of the holders of Class B Common Stock in a manner that does not similarly modify the right or obligations of the holders of Class A Common Stock. All other matters at a meeting of shareholders where a quorum exists will be approved by the affirmative vote of the holders of a majority of the votes cast on such matter. Shareholders may also act by written consent in lieu of a meeting.

Amendment of Bylaws. The bylaws grant shareholders the power to adopt, amend and repeal the Bylaws by the affirmative vote of the holders of at least 70% of the voting power of the stock outstanding and entitled to vote thereon.

Board of Directors. The Board shall consist of up to seven directors. The Bylaws provide that any action required or permitted to be taken by the Board at a duly called meeting may be taken by the unanimous written consent of the Board.

Limitation of Liability and Indemnification of Officers and Directors. The Certificate of Incorporation provides that no director shall be personally liable to the Company or the shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law, as amended (“DGCL”). The Bylaws provide for mandatory indemnification of the Company’s directors and requires the mandatory advancement of expenses and coverage of amounts paid in settlement without the approval of the Company.

Business Combination Under Delaware Law. The Company has expressly elected not to be governed by Section 203 of the DGCL in the Certificate of Incorporation, which governs business combinations with interested shareholders.

Exclusive Forum. The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state or federal court located within the state of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for any complaint asserting any internal corporate claims, including claims in the right of the Company that are based upon a violation of a duty by a current or former director, officer, employee or shareholders in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery.

The foregoing summary of each of the Certificate of Incorporation, Bylaws and Shareholders’ Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Certificate of Incorporation, Bylaws and Shareholders’ Agreement, which are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 30, 2024, the Company issued a press release announcing the Company’s emergence from the Chapter 11 Cases. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of Audacy, Inc.

3.2	Bylaws of Audacy, Inc.

3.3	Shareholders’ Agreement of Audacy, Inc., dated as of September 30, 2024.

10.1	Credit Agreement, dated as of September 30, 2024, among Audacy Capital LLC, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and the lenders party thereto.

10.2	Second Amended and Restated Receivables Purchase Agreement, dated as of September 30, 2024, by and among Audacy Receivables, LLC, Autobahn Funding Company LLC, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main and Audacy Operations, Inc.

10.3	Second Amended and Restated Purchase and Sale Agreement, dated as of September 30, 2024, among Audacy Operations, Inc., the originators party thereto and Audacy New York, LLC.

10.4	Second Amended and Restated Sale and Contribution Agreement, dated as of September 30, 2024, among Audacy Operations, Inc., Audacy New York, LLC and Audacy Receivables, LLC

10.5	Second Amended and Restated Performance Guaranty, dated as of September 30, 2024, between Audacy, Inc. and DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main.

10.6	Pledge Agreement, dated as of September 30, 2024, by Audacy New York, LLC to DZ Bank AG Deutsche Zentral-Genossesnschaftsbank, Frankfurt AM Main, as Agent.

10.7	Form of Second Lien Warrant Agreement, dated as of September 30, 2024, between Audacy, Inc. and Equiniti Trust Company LLC.

10.8	Special Warrant Agreement, dated as of September 30, 2024, between Audacy, Inc. and the warrantholders party thereto.

99.1	Press release, dated September 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: September 30, 2024